SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2021 (March 2, 2021)

ARYA SCIENCES ACQUISITION CORP IV
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40122	98-1574672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Astor Place, 10th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(212) 284-2300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ARYD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Arya Sciences Acquisition Corp. IV (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K for the initial public offering date of March 2, 2021 (the “First Amendment”), as originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2021 (the “Original Form 8-K”) to amend and restate the Company’s audited balance sheet and accompanying footnotes as of March 2, 2021 (the “IPO Balance Sheet”) as further described below.

This First Amendment on Form 8-K/A is presented as of the filing date of the Original Form 8-K and does not reflect events occurring after that date, or modify or update disclosures in any way other than as required to reflect the restatement, as described below. Accordingly, this First Amendment on Form 8-K/A should be read in conjunction with our filings with the SEC subsequent to the date on which we filed the Original Form 8-K.

The Company is filing this First Amendment on Form 8-K/A to reflect a restatement of the Company’s IPO Balance Sheet, to reclassify a portion of its public shares from permanent equity to temporary equity, as further described below.

Background of Restatement

The Company has reevaluated its application of ASC 480-10-S99-3A to its accounting classification of the redeemable Class A ordinary shares par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering on March 2, 2021. Historically, a portion of the Public Shares were classified as permanent equity to maintain shareholder’ equity greater than $5 million on the basis that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company’s amended and restated memorandum and articles of association. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with the filing with the SEC on December 14, 2021 of its Amendment No. 1 (“Amendment No. 1”) to the Quarterly Report on Form 10-Q as of and for the period ended September 30, 2021, the Company revised this interpretation to include temporary equity in net tangible assets. Pursuant to such reevaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of all of the Public Shares as temporary equity.

On December 1, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued (i) IPO Balance Sheet, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021; and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 12, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. The Company has determined that a restatement of the IPO Balance Sheet should be filed in an amended Current Report on Form 8-K/A.

As such, the Company is hereby restating the IPO Balance Sheet in this First Amendment on Form 8-K/A. The Company restated the financial statements for quarterly period ended March 31, 2021 and September 30, 2021 in an amendment to the Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 filed on December 14, 2021 (the “Form 10-Q/A”).

The restatement does not have an impact on the Company’s cash position and cash held in the trust account established in connection with the IPO.

After re-evaluation, the Company’s management has concluded that in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in Item 4 of Part I of the Quarterly Report on Form 10-Q/A filed with the SEC on December 14, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet (As Restated)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2022	ARYA SCIENCES ACQUISITION CORP IV

	By:	/s/ Michael Altman
		Name:	Michael Altman
		Title:	Chief Financial Officer